UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report (Date of Earliest Event Reported): August 11, 2026

MONRO, INC.

(Exact name of registrant as specified in its charter)

New York	001-42950	16-0838627
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 Woodcliff Drive, Suite 202, Fairport, NY	14450
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 876-6676

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MNRO	The Nasdaq Stock Market
Rights to Purchase Series D Junior Participating Serial Preferred Stock	MNRO	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders (“Annual Meeting”) of the Company was held on August 11, 2026. At the Annual Meeting, the Company’s holders of common stock voted on each of the matters described below. Approximately 27,722,871 shares (representing 88.72% of total shares of common stock outstanding and entitled to vote) were present at the Annual Meeting either in person or by proxy.

1. The Company’s shareholders elected the following eight directors to the Board of Directors to serve a one-year term and until their successors have been duly elected and qualified at the 2027 Annual Meeting of Shareholders. The number of shares of common stock that (i) voted for the election of each director and (ii) withheld authority to vote for each director, as well as the number of broker non-votes, are set forth in the table below.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Peter D. Fitzsimmons	20,267,962	5,314,690	2,140,219
Lindsay N. Hyde	16,787,880	8,794,772	2,140,219
Leah C. Johnson	19,576,308	6,006,344	2,140,219
Stephen C. McCluski	16,695,404	8,887,248	2,140,219
Robert E. Mellor	15,238,939	10,343,713	2,140,219
Thomas B. Okray	19,676,606	5,906,046	2,140,219
Peter J. Solomon	19,546,301	6,036,351	2,140,219
Hope B. Woodhouse	19,651,627	5,931,025	2,140,219

2. The Company’s shareholders voted to approve, on an advisory basis, the compensation paid to the Company’s named executive officers. The number of shares of common stock that voted for or against, or that abstained from voting on, the compensation paid to the Company’s named executive officers, as well as the number of broker non-votes, are set forth in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,483,090	1,829,602	5,269,960	2,140,219

3. The Company’s shareholders ratified the re-appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 27, 2027. The number of shares of common stock that voted for or against, or that abstained from voting for, the ratification of the re-appointment of PricewaterhouseCoopers, LLP are summarized in the table below.

Votes For	Votes Against	Abstentions
21,678,339	900,051	5,144,481

Item 8.01	Other Events.

On August 11, 2026, the Board of Directors declared a quarterly cash dividend of $.28 per share for the second quarter of the Company’s 2027 fiscal year, ending March 27, 2027. The dividend is payable on September 8, 2026, to shareholders of record as of August 25, 2026. A copy of the press release announcing the quarterly cash dividend is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	The following is a list of exhibits furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release dated August 13, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO, INC.
(Registrant)

August 13, 2026	By:	/s/ Maureen E. Mulholland
Maureen E. Mulholland,
Executive Vice President – Chief Legal Officer and Secretary